                                                                   EXHIBIT 10.30












                                LICENSE AGREEMENT


                                     between

                                AFFYMETRIX, INC.

                                       and

                             GENOMIC SOLUTIONS INC.



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

CONTENTS
--------



1.   DEFINITIONS....................................................................................  2

2.   GRANTS.........................................................................................  7

3.   FEES........................................................................................... 11

4.   RECORDS, ACCOUNTS AND PAYMENTS................................................................. 14

5.   DURATION OF AGREEMENT.......................................................................... 16

6.   MISCELLANEOUS.................................................................................. 17


This License Agreement (the "Agreement"), effective as of this     day of
December, 2000 (the "Effective Date"), is between Affymetrix, Inc., a Delaware corporation, hereinafter referred to as "Affymetrix" and GENOMIC SOLUTIONS INC., a Delaware corporation hereinafter referred to as "GENOMIC."

1.       DEFINITIONS

         Whenever used in this Agreement, the following terms shall have the meanings set forth below:

1.1 "Affiliates" as applied to Affymetrix shall mean all present and future companies (other than Affymetrix) whose outstanding stock carrying the right to vote for or appoint directors thereof is more than fifty percent (50%) owned or controlled, directly or indirectly, by Affymetrix but only so long as such ownership or control exists. "Affiliates" as applied to GENOMIC shall mean all present and future companies (other than GENOMIC) whose outstanding stock carrying the right to vote for or appoint directors thereof is more than fifty percent (50%) owned or controlled, directly or indirectly, by GENOMIC, but only for so long as such ownership or control exists. The parties acknowledge and agree that any licenses under this Agreement are intended to provide a license only to the parties hereto and that "control(led)" as used in the Agreement in the context of corporate governance means the power to direct (including through multiple corporate subsidiary tiers) day-to-day operations, management, and policies. Therefore, "Affiliates" of the parties hereto includes those Affiliates where a party has operational control of such Affiliate, but only for so long as such control exists. Affiliates do not include parties under any arrangement, legally or otherwise set up, that allows a third party to direct the day-to-day operations, management, or policies of any affiliate or any other entity to take advantage of the licenses provided hereunder.

1.2 "Array Maker" shall mean an arrayer instrument and related computer hardware and software and reagents, if any, for use with fabricating Nucleic Acid Array(s) by Mechanical (non-photolithographic) Fabrication Methods.

1.3 "Custom Array" shall mean a Nucleic Acid Array designed and manufactured by GENOMIC for a particular third party customer exclusively for such customer's internal use as permitted herein and not for resale.

1.4 "Contract Year" shall mean the time period beginning on the Effective Date initially (and each Contract Year anniversary of the Effective Date thereafter), and ending twelve (12) months thereafter.






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



1.5 "Database" shall mean a collection of information derived from Nucleic Acid Arrays which is licensed in whole or in part to more than one party with the understanding that the information will be used to derive additional information without substantial additional direction or control of the party licensing the information. For the avoidance of doubt, a party with multiple affiliate sites (more than 50% owned or controlled), or a group of academic, not-for-profit or government institutions engaged in a bona fide research collaboration, shall be considered "one party" for purposes of this definition.

1.6 "Distributors" mean PerkinElmer, Inc. and any other distributors of GENOMIC's products, as permitted herein.


1.7 "End User" shall mean the person or entity or their affiliates whose primary purpose is to use a Nucleic Acid Array to further their pharmaceutical or diagnostic research within the Licensed Genetic Analysis Field.

1.8 "Form Factor Compatible" shall mean a Nucleic Acid Array and use instructions that enable the Nucleic Acid Array to be read by a nucleic acid array reader made for or by Affymetrix that is capable of reading a 1" x 3" slide Nucleic Acid Array made by a Mechanical Fabrication Method.

1.9 "GATC Compliant" shall mean software that complies with the then-current software specification set forth by the Genetic Analysis Technology Consortium ("GATC").

1.10 "Gene" shall refer to a nucleic acid sequence encoding a distinct messenger RNA and protein as well as polymorphic variants of such sequence, provided that such polymorphic variants must have at least ninety-nine and nine tenths percent (99.9%) homology with the underlying gene.

1.11 "Licensed Genetic Analysis Field" shall mean the measurement of the presence, absence or level of an expressed messenger RNA in cells for use in pharmaceutical or diagnostic research provided that any one Nucleic Acid Array shall contain no more than five thousand (5000) Spots. The Licensed Genetic Analysis Field shall not include genotyping, single nucleotide polymorphism (SNP) discovery or analysis, or use in a clinical diagnostic setting where data from an individual sample is given to such individual or used by their specific health caregiver for the purpose of diagnosis or treatment of a medical condition.

1.12 "Mechanical Fabrication Methods" shall mean any method for the fabrication of Nucleic Acid Arrays on a solid support by placement of fully synthesized nucleic acids or polynucleotides having more than four (4) bases (including clones, oligonucleotides or PCR products), solely through mechanical deposition of such



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






         materials at specific locations on the support. Without limiting the above, it is understood that the synthesis of an array in which regions of an array are activated or prepared for placement of materials by means of controlled direction of electromagnetic and/or electrochemical energy at a portion of a support or in situ synthesis is not a Mechanical Fabrication Method.

1.13 "Net Sales" shall mean the gross amounts invoiced by GENOMIC, and its Affiliates pursuant to Section 2.10, arising from the sale, lease or other transfer of a Nucleic Acid Array licensed hereunder (including without limitation design and gridding fees relating to Custom Arrays) to an unaffiliated End User, less those of the following actually incurred and invoiced by GENOMIC and its Affiliates as all element of such sales (such deductions herein being referred to as "Set Offs"): transportation; special packing and crating charges; insurance; custom duties; returns; allowances in lieu of actual returned or rejected products; sales, VAT, use and turnover taxes (excluding income or franchise taxes of any kind); and adjustments for invoice errors (such as pricing errors) that do not involve product returns. For purposes of sales by GENOMIC or its Affiliates to Distributors, "Net Sales" shall mean the greater of (i) the transfer price charged by GENOMIC or its Affiliate to each Distributor for Nucleic Acid Arrays, or (ii) GENOMIC's average selling price of Nucleic Acid Arrays sold to End Users during the calendar quarter to which the royalty calculation under Section 3 relates (excluding contract services) multiplied by the number of Nucleic Acid Arrays sold to such Distributor during such quarter, less any Set Offs. For the avoidance of doubt, GENOMIC shall at all times act in commercially reasonable good faith (including the use of generally acceptable accounting principles, consistently applied) and GENOMIC shall not intentionally or knowingly inappropriately or inaccurately apportion amounts invoiced for the purpose or effect of circumventing or depriving Affymetrix of the benefit of this definition. The value of GENOMIC products transferred by GENOMIC or its Affiliates to unaffiliated End Users or Distributors as free samples or the use of products by GENOMIC or Distributors for sales demonstration purposes or for quality control or other internal, non-revenue generating purposes (including GENOMIC's internal research and development to develop Nucleic Acid Arrays) shall not be included in the calculation of Net Sales providing the total number of non-revenue generating products shall not exceed more than two percent (2%) of the volume of arrays sold during any one calendar year. Internal use of Nucleic Acid Arrays for pharmaceutical and/or diagnostic research is included in the calculation of Net Sales. In the event a product is sold in combination with other apparatus or products, as part of a kit, or in any other combination, and the licensed product is not sold separately and no list price exists for the product, the Net Sales of the licensed product shall be determined by multiplying the aggregate selling price of the combination by a fraction the numerator of which shall be actual costs for the product and the denominator of which shall be the actual cost for the total combination as determined by generally accepted accounting principals in the quarter of the safe. In the event that both the licensed product and other product have separate list prices but are being sold at a combination price which is less than the total of the separate list prices, then the Net Sales of the licensed product shall be determined by multiplying the invoice price charged for the combination by a fraction, the numerator of which is the list price of the licensed product and the denominator of which is the sum of the list prices of the licensed product and such other products. In the event that licensed products are transferred to unaffiliated End Users or Distributors for non-cash consideration or where no invoice is generated, Net Sales of such licensed products shall be valued by determining the value of similar arrays marketed and sold to unaffiliated End Users for cash. "Net Sales" of products licensed hereunder and used internally by GENOMIC or its Affiliates for pharmaceutical or diagnostic research shall be the value of similar arrays marketed to an unaffiliated End User. With respect to any revenues received in currencies other than U.S. Dollars, all amounts shall be converted into U.S. Dollars in accordance with U.S. generally accepted accounting principles, consistently applied, and reported in U.S. Dollars.

1.14 "Nucleic Acid Array" shall mean an array of diverse nucleic acids or polynucleotides at defined locations on a single solid support, produced by a Mechanical Fabrication Method with a probe density claimed in Affymetrix' Patent Rights and read using fluorescent, colormetric or radioactive detection. However, for the purposes of the licenses to Affymetrix pursuant to Sections 2.7 and 3.4 and the release to Affymetrix pursuant to Section 2.8, a "Nucleic Acid Array" shall mean an array of diverse nucleic acids or polynucleotides at defined locations on a single solid support.

1.15     "Party(ies)" shall refer to Affymetrix and/or GENOMIC.

1.16 Affymetrix' "Patent Rights" shall be those arising from, and only those arising from, the patents and applications listed in Exhibit 1, and all continuations, continuations- in-part, divisions, reexaminations and reissues thereof, and any corresponding foreign patent applications that may be filed in the future claiming priority thereto, and any patents, patents of addition or other equivalent foreign patent rights issuing, granted or registered thereon that claim priority to or claim common priority with one or more of the patents or applications listed in Exhibit 1. Affymetrix' "Patent Rights" shall also include those U.S. and foreign patents owned by Affymetrix that issue prior to the ***** of the Agreement, depending upon which time period is applicable, which would otherwise ***** by the Nucleic Acid Arrays or their use as permitted in Section 2 below, but only to the extent that such patents claim ***** Nucleic Acid Arrays, and provided further that this shall not include (a) means or methods for









    *****Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested for the omitted portion.


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


         the manufacture of nucleic acid arrays other than Mechanical (non-photolithographic) Fabrication Methods, (b) specific genes, (c) computer software for using the data generated from the use of nucleic acid arrays, (d) arrayers, scanners or other instrument systems for using nucleic acid arrays, (e) pre-treatment of samples prior to their interaction with a nucleic acid array, (f) any third party patent, nor
         (g) any patent relating to an invention owned by a third party or jointly invented by such third party and Affymetrix where there are restrictions with respect to Affymetrix' ability to grant licenses or sublicenses. Affymetrix may add additional patents to the Patent Rights at its sole option upon written notice to GENOMIC. GENOMIC's "Patent Rights" shall be those arising from, and only those arising from, the patents and applications filed or claiming priority prior to the five
         (5) year anniversary or ten (10) year anniversary of the Agreement, depending upon which time period is applicable, and all continuations, continuations-in-part, divisions, reexaminations and reissues thereof, and any corresponding foreign patent applications that may be filed in the future claiming priority thereto, and any patents, patents of addition or other equivalent foreign patent rights issuing, granted or registered thereon that claim priority to or claim common priority with one or more of such patents or applications filed or claiming priority prior to the five (5) year anniversary or ten (10) year anniversary of the Agreement, depending upon which time period is applicable. The term "GENOMIC's Subsequent Patent Rights" shall refer to those of GENOMIC's Patent Rights which are filed on or after the Effective Date and before the three (3) year anniversary or six (6) year anniversary (in case of extension as described in Section 5.1) of the Agreement, depending on which time period is applicable, and which do not claim priority before the Effective Date or three (3) year anniversary of the Agreement respectively. The term "Patent Rights" as defined above includes only said claims under which the herein-designated company has the right at any time during the life of this Agreement to make the herein-contained grants, in each instance to the extent, and subject to the terms and conditions, including the obligation to account to or make payments to others, under which the herein-designated company shall have such right.

1.17 "Spot" shall mean a non-naturally occurring region on a spotted array that contains a nucleic acid sequence representing all or a portion of an expressed sequence tag or other gene sequence, which region is distinct from other regions. Differing nucleic acid sequences directed to the same Gene or expressed sequence tag and duplicate copies of a nucleic acid sequence located on a spotted array for "control" purposes shall be treated as additional spots.




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




2.       GRANTS

2.1 Subject to the terms and conditions of this Agreement, Affymetrix grants to GENOMIC a worldwide, nontransferable (except as provided in Section 6.6 below), nonexclusive, royalty-bearing license for a term of five (5) years from the Effective Date under Affymetrix' Patent Rights to make, but not have made, use for research and development, use for contract services (solely to the extent that total annual revenue from such contract services does not exceed ***** of GENOMIC's total annual Net Sales from Nucleic Acid Arrays), import, lease, distribute, offer for sale, and sell (including through Distributors as permitted below) Form Factor Compatible Nucleic Acid Arrays and Custom Arrays in the Licensed Genetic Analysis Field fabricated by Mechanical Fabrication Methods. Such license shall not include the right to sublicense, nor shall such license apply to any Nucleic Acid Array made other than by a Mechanical Fabrication Method. Notwithstanding the foregoing, GENOMIC's license to use for contract services, import, lease, distribute, offer for sale and sell such Form Factor Compatible Nucleic Acid Arrays (all as provided above) containing fully synthesized oligonucleotides shall become effective on *****, and GENOMIC's license to make, but not have made, use, import, lease, distribute, offer for sale and sell such Nucleic Acid Arrays (all as provided above) containing clones or PCR products shall expire on *****; GENOMIC has the option to extend such license for Nucleic Acid Arrays containing clones or PCR products until ***** by providing written notice to Affymetrix prior to ****** that GENOMIC has exercised such option and paying Affymetrix the license extension fee set forth in Section 3.3. It is understood that the rights conveyed herein do not include the right for GENOMIC or any third party to use, have used, license or otherwise permit the use of the Nucleic Acid Arrays (including those made by Array Makers) licensed hereunder for Databases or to provide services to or on behalf of any third party that relate to a Nucleic Acid Array including without limitation service bureau or contract research services (except for those contract research services performed by GENOMIC as permitted above), or use Nucleic Acid Arrays or data therefrom in a clinical diagnostic setting where data from an individual sample is given to such individual or used by their specific health caregiver for the purpose of diagnosis or treatment of a medical condition, and GENOMIC agrees to use the same means and level of efforts, but in any event no less than reasonable efforts, to enforce these limitations against third parties as GENOMIC uses to enforce its own terms and conditions of sale and product use. For the avoidance of doubt, the license conveyed in this Section 2.1 includes the right to make and sell Custom Arrays using Mechanical Fabrication Methods provided that they are in all other respects subject to the same terms and conditions applicable to Nucleic Acid Arrays contained in this Agreement including, without limitation, royalty obligations and use restrictions. Notwithstanding anything to the contrary in this Section , Nucleic Acid Arrays




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         with the Commission. Confidential treatment has been requested for the
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


         are licensed hereunder only to the extent that such Nucleic Acid Arrays are a) used, leased, distributed or sold for research use only; and b) designed and marketed only for use and used in the Licensed Genetic Analysis Field; and c) are for single use only, and d) are sold, leased, or otherwise transferred with contractual and label restrictions on use consistent with tills Agreement (GENOMIC agrees to feature such restrictions in the same manner and by the same means as GENOMIC features its own terms and conditions of sale and product use), including restrictions on the sale, license or other commercial transfer of Databases generated with data from the Nucleic Acid Arrays licensed hereunder. In the event that GENOMIC provides data analysis software with Nucleic Acid Arrays, GENOMIC will use commercially reasonable efforts to make such software that accompanies its Nucleic Acid Arrays GATC compliant.

2.2 GENOMIC will appropriately mark all licensed products hereunder with applicable intellectual property rights notices as may reasonably be provided from time to time by Affymetrix. In addition, all product literature accompanying Nucleic Acid Arrays distributed by GENOMIC and/or its Affiliates hereunder, shall include the following notice, such notice to be reasonably modified upon notice from Affymetrix provided that any such modification is consistent with the terms and conditions of this Agreement.

         LIMITED LICENSE FOR ARRAYS: NUCLEIC ACID ARRAYS ARE LICENSED FOR INTERNAL RESEARCH USE ONLY. NO IMPLIED RIGHT TO MAKE, HAVE MADE, USE, SELL, OFFER TO SELL, LEASE, DISTRIBUTE OR IMPORT NUCLEIC ACID ARRAYS OR ANY OTHER PRODUCT IN WHICH AFFYMETRIX OR GENOMIC HAS PATENT RIGHTS IS CONVEYED BY THE SALE OF NUCLEIC ACID ARRAYS, INSTRUMENTS, SOFTWARE OR REAGENTS PROVIDED HEREUNDER. THIS LIMITED LICENSE PERMITS ONLY THE USE OF THE PARTICULAR PRODUCT(S) THAT THE USER HAS PURCHASED FROM AFFYMETRIX, OR LICENSED AND SOLD BY GENOMIC OR OTHER AFFYMETRIX PERMITTED LICENSEES, FOR MEASURING THE PRESENCE, ABSENCE OR LEVEL OF EXPRESSED MESSENGER RNA IN CELLS FOR PHARMACEUTICAL OR DIAGNOSTIC RESEARCH PURPOSES ONLY; SUCH PRODUCT(S) MAY NOT BE USED IN DATABASE GENERATION FOR EXTERNAL LICENSE OR PROVISION OF SERVICES TO OR ON BEHALF OF ANY THIRD PARTY THAT RELATE TO A NUCLEIC ACID ARRAY. NUCLEIC ACID ARRAYS PROVIDED HEREUNDER ARE LICENSED FOR ONE (1) TIME USE ONLY AND MAY NOT BE REUSED.

2.3 GENOMIC shall include with all Nucleic Acid Arrays leased, distributed, sold, or otherwise transferred hereunder reasonable package markings, product




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         markings, contractual restrictions, and/or user manual instructions indicating that such products are licensed: (a) only for use in the Licensed Genetic Analysis Field, and (b) for single use only, and (c) with restrictions on the distribution of Databases, diagnostics, or services based on the use of arrays herein or services provided with such arrays, and (d) only consistent with the express licenses conveyed herein.

2.4 GENOMIC shall include in the packaging of each Nucleic Acid Array sold, leased or otherwise transferred hereunder, documentation reasonably reflecting patent numbers of a) issued US device patents covering such product, and b) other appropriate intellectual property rights notices requested by Affymetrix, and will reasonably modify such packaging periodically at the direction of Affymetrix.

2.5 Subject to the terms and conditions of this Agreement, Affymetrix grants to GENOMIC a nontransferable (except as provided in Section . below), nonexclusive, worldwide, royalty-free license for a term of five (5) years from the Effective Date under Affymetrix' Patent Rights to make, but not have made, and use Array Makers to make Nucleic Acid Arrays otherwise licensed hereunder solely for GENOMIC's internal Nucleic Acid Array development and manufacturing programs. For the avoidance of doubt, such license does not include the right to sell, offer to sell, lease, import or distribute Array Makers.

2.6 In the event that a third party brings a lawsuit or is otherwise involved in administrative or other similar disputes with Affymetrix regarding intellectual property rights relating to Nucleic Acid Arrays, Affymetrix may provide written notification of such action, along with notification that it wishes for GENOMIC to discontinue sales, if any, of products to such third party. GENOMIC will, subject to prior contractual commitments, use reasonable efforts to discontinue sales of products licensed hereunder to such third party within sixty (60) days of Affymetrix' notification or, if no such sales have occurred, to prevent such sales in the future. Subject to confidentiality obligations arising by virtue of a court order, agency requirement or settlement agreement, Affymetrix will provide notice to GENOMIC when any such dispute has been fully resolved.

2.7 For the term of this Agreement (including extension thereof pursuant to Section 5.1), subject to Section 3.4, GENOMIC grants to Affymetrix, which grant is extendible by Affymetrix to its Affiliates without accounting therefor to GENOMIC, subject to Section 2.10, a worldwide, nonexclusive, fully paid-up, royalty-free license under GENOMIC's Patent Rights to make, have made, use, import, lease, distribute, offer for sale, and sell Nucleic Acid Arrays, and to manufacture and use Array Makers for internal Nucleic Acid Array development and manufacturing programs. For the avoidance of doubt, GENOMIC and its





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         Affiliates covenant not to sue Affymetrix, its Affiliates or customers of either regarding any patented technology, or any patented improvement, extension, derivative, or modification GENOMIC makes to the technology licensed in this Agreement, related to Nucleic Acid Arrays. The Parties further agree that GENOMIC may distribute GENOMIC products licensed under this Agreement, solely in accordance with the terms and conditions contained herein, through its normal distribution channel(s) solely provided that GENOMIC represents that, to the best of its knowledge without obligation of independent investigation, none of GENOMIC's Distributors, agents or other form of dealers hold patent interests adverse to those of Affymetrix or its Affiliates. If any of GENOMIC's present or future Distributors (excluding Perkin Elmer, Inc.), agents or other form of dealers hold patent interests adverse to Affymetrix related to Nucleic Acid Arrays, GENOMIC agrees to use commercially reasonable efforts to have such parties covenant not to sue Affymetrix, its Affiliates or customers of either regarding any patented technology related to Nucleic Acid Arrays. If GENOMIC is unable to obtain such covenant, GENOMIC agrees to promptly cease distribution of GENOMIC products licensed under this Agreement through such party. In addition, if GENOMIC engages any new Distributor, agent or other form of dealer in the distribution chain of licensed GENOMIC products and such party might have patented technology related to Nucleic Acid Arrays, GENOMIC will ensure that such party is bound by a written agreement containing obligations explicitly benefiting Affymetrix that are no less restrictive than those in this Agreement and which require that such party covenants not to sue Affymetrix, its Affiliates or customers of either regarding any patented technology related to Nucleic Acid Arrays. In the event this Section 2.7 does not apply in the European Union and GENOMIC, its Affiliates, dealers, customers, agents or any other affiliated party sues Affymetrix, its Affiliates or customers of either regarding any patented technology related to Nucleic Acid Arrays in the European Union, Affymetrix will have the option to terminate the license granted to GENOMIC pursuant to Sections 2.1 and 2.5 and to pursue any and all remedies available to Affymetrix.

2.8 Affymetrix, on behalf of its Affiliates, heirs, executors, assigns, agents, and representatives hereby fully and forever releases GENOMIC and its Affiliates, heirs, executors, assigns, agents, and representatives from any claim or cause of action, under any theory of liability, known or unknown, fixed or contingent, that any of them may have arising from or relating to Affymetrix' Patent Rights from the beginning of time up to the Effective Date on account of the use, lease, distribution, offer for sale, or sale of Nucleic Acid Arrays that would have been licensed hereunder. GENOMIC, on behalf of itself, and its Affiliates, heirs, executors, assigns, agents, and representatives hereby fully and forever releases Affymetrix and its heirs, executors, assigns, agents and representatives from any claim or cause of action, under any theory of liability, known or unknown, fixed





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         or contingent, that any of them may have arising from or relating to
         GENOMIC Patent Rights from the beginning of time up to the Effective Date on account of the manufacture, use, lease, distribution, offer for sale, or sale of Nucleic Acid Arrays.

2.9 Nothing in this Agreement shall be construed to obligate either Party to sue alleged infringers under such Party's Patent Rights. Any determination to take any action against such alleged infringers shall be in such Party's sole discretion.

2.10 GENOMIC may extend the licenses granted herein in nontransferable, nonsublicensable, nonassignable format to its Affiliates provided such Affiliates agree in writing to be bound by the terms and conditions of this Agreement, and further provided that GENOMIC agrees to be liable and indemnify Affymetrix for the activities of such Affiliates under this Agreement. Affymetrix may extend the licenses granted herein in nontransferable, nonsublicensable, nonassignable format to its Affiliates provided such Affiliates agree in writing to be bound by the terms and conditions of this Agreement, and further provided that Affymetrix agrees to be liable and indemnify GENOMIC for the activities of such Affiliates under this Agreement.

2.11 Except as explicitly and unambiguously stated herein, nothing herein shall be construed as conveying or implying to either Party any right or license under the intellectual property rights of the other Party.


3.       FEES

3.1 GENOMIC shall pay to Affymetrix a one time, non-refundable, up-front license fee, which vests as of the Effective Date and is not creditable toward any royalties owed hereunder, of ***********.

3.2 At the time and in the manner hereinafter provided, GENOMIC shall pay to Affymetrix a royalty of the greater of the following:

3.2.1 A minimum sum of ****** for each of Contract Years 1 and 2, and a minimum sum of ****** for each of the remaining Contract Years of this Agreement; or

3.2.2 A royalty on Net Sales calculated pursuant to Table 1 for each Nucleic Acid Array used, leased, sold, or transferred to an End User or to a Distributor pursuant to the license granted under Section 2 hereof.




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                                      TABLE
                               NUCLEIC ACID ARRAYS





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       ------------------------------------------------------------------

                       MINIMUM ROYALTY RATES / $ PER ARRAY

       ------------------------------------------------------------------

                       In Contract Year 1, the greater of:

                                 ** of Net Sales

                                       OR:

                                     *****
                                     ******
                                     ******

       ------------------------------------------------------------------

                       In Contract Year 2, the greater of:

                                 ** of Net Sales

                                       OR:

                                     *****
                                     ******
                                     ******

       ------------------------------------------------------------------

                       In Contract Year 3, the greater of:

                                 ** of Net Sales

                                       OR:

                                     *****
                                     ******
                                     ******

    -----------------------------------------------------------------------





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         omitted portion.



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          ------------------------------------------------------------------


                         In Contract Year 4, the greater of:

                                   ** of Net Sales

                                         OR:

                                        *****
                                        ******
                                        ******

         -------------------------------------------------------------------

               In Contract Year 5 and each subsequent Contract Year, if
                                 any, the greater of:

                                   ** of Net Sales

                                         OR:

                                        *****
                                        ******
                                        ******


          ------------------------------------------------------------------

3.3 If GENOMIC exercises its option to extend the license for Nucleic Acid Arrays containing clones or PCR products until *****, as described in
         Section 2.1, GENOMIC shall pay Affymetrix on or before *****, a one time, non-refundable, up-front license extension fee, which vests as of ***** and is not creditable toward any royalties owed hereunder, of
         *****.

3.4      GENOMIC may at its option provide written notice once within sixty
         (60) days after the three (3) year anniversary and/or once within sixty
         (60) days after the six (6) year anniversary of this Agreement disclosing ****** as of such respective anniversary and requesting Affymetrix to notify GENOMIC whether Affymetrix wishes to continue after such respective anniversary the licenses granted pursuant to
         Section 2.7 under *****. In such event, Affymetrix will notify GENOMIC in writing within sixty (60) days of receipt of such notice whether or not Affymetrix wishes to continue such licenses pursuant to Section 2.7 under ******, in which case the Parties will thereafter meet and negotiate in good faith a potential reduction in the royalties payable hereunder by GENOMIC during such extended period based on the value to Affymetrix of such extended license pursuant to Section 2.7 under ***** relative to the value to GENOMIC of such





    *****Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested for the omitted portion.

         extended license under Affymetrix' Patent Rights, and any unresolved dispute relating thereto shall be finally resolved by final and binding arbitration.

4.       RECORDS, ACCOUNTS AND PAYMENTS

4.1 Within thirty (30) days after the end of each calendar quarter in each Contract Year, GENOMIC will deliver to Affymetrix a written good faith estimate of royalties payable by GENOMIC to Affymetrix as provided in Section for GENOMIC's operations hereunder for such calendar quarter. The royalties payable by GENOMIC to Affymetrix as provided in Section 3 shall be paid within sixty (60) days after the end of each calendar quarter in each Contract Year for GENOMIC's operations hereunder for such calendar quarter. The amount payable for each quarter of each Contract Year shall be the greater of the royalties payable under
         Section 3.2.2 or an amount equal to ****** of the minimum royalty for such Contract Year payable under Section 3.2.1. GENOMIC will at the same time deliver to Affymetrix a certified statement signed by one of GENOMIC's officers, on forms which are provided therefor by Affymetrix (a current version of which is attached as Exhibit 2), accounting for royalties payable under Section 3.2.2, or showing that no royalty is payable under Section 3.2.2.

4.2 All payments by GENOMIC hereunder shall be made in United States Dollars in the form of a check sent to Affymetrix as provided in
         Section 6.7, or by wire transfer to a bank designated by Affymetrix, and shall be made in the full amounts as herein specified; provided, however, that deduction may be made from such payments by GENOMIC for income or similar taxes actually levied or assessed upon such payments by any foreign government which are lawfully required to be withheld and paid by GENOMIC and which are paid by GENOMIC on behalf of Affymetrix to the proper taxing authority. Proof of payment shall promptly be secured and sent to Affymetrix as evidence of such payment in such form as required by the tax authorities having jurisdiction over GENOMIC or its Affiliates. Affymetrix shall have the right at any time or from time to time to contest by appropriate proceedings the validity or amount of any such income tax withheld. If so requested by Affymetrix, GENOMIC will make such payments under protest, and, on behalf and at the expense of Affymetrix, take such other action and render all reasonable assistance that may be required by Affymetrix in the prosecution of any such proceedings. GENOMIC will obtain and forward to Affymetrix tax credit receipts or vouchers for all income taxes thus withheld and paid by GENOMIC. As used in this paragraph, "income tax" shall mean a tax on income imposed by a country other than the United States of America or by any possession or territory of the United States of America, on account of the receipt of royalties or fees payable under this Agreement, for which a foreign tax credit is allowed by the Government of the United States of






    *****Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested for the omitted portion.

         America. All late payments shall bear interest at the rate of one percent (1%) per month or the prime rate as published in The Wall Street Journal on the first business day of the month in which the payment should have been made, whichever is greater, unless the maximum amount allowed by law is lower, in which case all late payments shall bear interest at the maximum permitted rate.

4.3 If one or more of the payments required to be made herein is not made by its due date, and if such payment or payments, plus interest, is not made prior to forty five (45) days after written notice from Affymetrix of such delinquency, then Affymetrix may, at its sole option, terminate this Agreement on the fifteenth business (15th) day after written notice is given to GENOMIC by certified mail, return receipt requested that it intends to terminate this Agreement.

4.4 In keeping with established bookkeeping and accounting practices, GENOMIC shall maintain, for a period of two (2) years following the end of the Contract Year in which any royalties are payable, appropriate books and records fully adequate to show the Net Sales and the full amount of royalty payable under this Agreement, including, but not limited to, books, records and electronic files showing each sale, lease, or other transfer of Nucleic Acid Arrays, the net invoice price for said sale, lease, or other transfer, as appropriate. Affymetrix shall have the right, upon commercially reasonable notice, but not to exceed once per Contract Year, during regular business hours and upon ten (10) days notice, to have an auditing firm acceptable to all Parties make such examination as Affymetrix deems necessary to verify said records and books of account. In the event that such examination reveals a discrepancy between the royalties payable hereunder and the royalties actually paid, all such additional royalties, together with interest from the date when such additional royalties would have been due, shall be paid to Affymetrix within thirty (30) days of written notice from Affymetrix of such discrepancy. Any such audit shall be at Affymetrix' sole expense and performed by a nationally recognized accounting firm. In the event that a deficiency of more than ***** is discovered, the audit shall be at GENOMIC's expense. Books and records pertaining to any given Contract Year may be examined by the auditing firm only once. The auditing firm conducting the examination shall be under appropriate obligations of confidentiality to all Parties hereto such that, 1) if no discrepancy is found between royalties payable and actually paid for a given Contract Year, the auditing firm shall report that and nothing else to Affymetrix, 2) if a discrepancy in favor of Affymetrix is found between royalties payable and actually paid, the auditing firm shall report the amount of the discrepancy and only those particulars necessary for inclusion in the notice previously mentioned in this Section 4, if a discrepancy in favor of GENOMIC is found between royalties payable and actually paid, the auditing firm shall report the amount of the discrepancy and only those particulars necessary for the understanding of Affymetrix and GENOMIC of the nature of







    *****Certain information has been omitted from this page and filed separately with the Commission. Confidential treatment has been requested for the omitted portion.

         the overpayment, and Affymetrix shall reimburse GENOMIC within forty five (45) days of the date of the report of the auditing firm, 4) in no event shall the auditing firm reveal to any Party hereto any information it may gain during the course of the examination other than as previously stated, and 5) in no event shall the auditing firm reveal to any third party any information it may gain during the course of the examination.

5.       DURATION OF AGREEMENT

5.1 Unless earlier terminated as provided below, this Agreement shall remain in full force and effect for a period of five (5) years from the Effective Date. This Agreement may be extended by GENOMIC at its option for one additional five (5) year period provided that GENOMIC has paid all royalties payable under Section 3.1 and is otherwise not in default hereunder. If GENOMIC does not wish to extend the Agreement, GENOMIC shall provide written notice to Affymetrix at least six (6) months prior to the expiration of the initial five (5) year period. In the event that the Parties desire to extend the term of this Agreement thereafter, the Parties shall negotiate such an extension on commercially reasonable terms.

5.2 In the event that GENOMIC intends to file any petition, answer, or other proceeding in bankruptcy, it will use reasonable efforts to give Affymetrix reasonable advance written notice prior to filing such petition and provide Affymetrix reasonable adequate opportunity to review and oversee any reorganization or disposal of it's relevant assets (to the extent applicable to the intellectual property rights herein granted) to ensure strict compliance with this Agreement. Failure to comply with this Section shall be considered a material breach which may not be remedied.

5.3 In the event that GENOMIC files, or intends to file any petition, answer, or other proceeding in bankruptcy, Affymetrix will have the right, but not the obligation, to terminate this Agreement by providing written notice.

5.4 If either Party should fall to perform any obligations under this Agreement, the other Party may give written notice to the defaulting Party calling attention to the default. In the event of a material breach or default, said other Party shall have the right to terminate this Agreement upon thirty (30) days prior written notice to said defaulting Party calling attention to the default unless said breach or default is corrected within thirty (30) days after such notice. Said right to terminate for default shall be in addition to, and without prejudice to the exercise of, any other remedies available in law or equity.

5.5 No termination of this Agreement shall in any way affect GENOMIC's obligations pursuant to Sections . and . to pay royalties, deliver statements, and maintain books and records under this Agreement accrued prior to such termination. Furthermore, no termination of this Agreement shall in any way affect Affymetrix' rights under Section 2.4.

6.       MISCELLANEOUS

6.1 Nothing in this Agreement shall be construed as conferring any right to use in advertising, publicity, or other promotional activities any name, trade name, trademark, or other designation of either Party hereto without the express written approval of the other Party. No implied licenses are granted by way of this Agreement.

6.2 GENOMIC and Affymetrix warrant that they each have the full right to enter into this Agreement. Nothing in this Agreement shall be construed as a warranty or representation by Affymetrix or GENOMIC as to the validity or scope of any of the Patent Rights, a warranty or representation by either party that any manufacture, sale, use or other disposition of the products licensed hereunder will be free from infringement of patents, utility models, and/or design patents other than those Patent Rights for which licenses are extended hereunder. Nothing in this Agreement shall be considered as conferring any warranty or representation as to the usefulness, marketability or merchantability of any products sold within the scope of the licenses hereunder. Affymetrix and GENOMIC agree to hold each other harmless from any personal injury or product liability claims made as a result of the sale of products licensed hereunder. It is understood and agreed between the parties that, unless otherwise expressly provided in this Agreement, the patent rights made available to each Party shall all be provided "as is" without any warranties, express or implied. THE IMPLIED WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE ARE EXPRESSLY EXCLUDED FROM THIS WARRANTY AND FROM THE TERMS OF THIS CONTRACT BY AGREEMENT OF THE PARTIES. In no event will Affymetrix or GENOMIC be liable for lost or prospective profits or indirect or consequential damages even if Affymetrix or GENOMIC has been advised of the possibility of such damages.

6.3 In no event shall either party have any liability to the other for indirect, incidental, or consequential damages, including but not limited to lost profits, or for special, exemplary, or punitive damages, and each party covenants not to seek any such damages with respect to any claim arising out of or related to this Agreement.

6.4 The Parties will retain the terms of this Agreement in strict confidence, except as may be required by regulatory agencies or courts, and will then use all reasonable precautions to maintain the terms of this Agreement confidential. The Parties will reasonably negotiate a press announcement describing the general terms of this Agreement on or before January 5, 2001. No such announcement shall be made public without consent of the other party.

6.5 GENOMIC agrees that during the term of this Agreement, neither GENOMIC nor any of its Affiliates will challenge, oppose or participate in a challenge to the validity of any claim of any issued patent or patent published for opposition among Affymetrix' Patent Rights (the "Issued Patents") to the extent that such Patent Rights in the Issued Patents relate to GENOMIC's or its Affiliates' use of Nucleic Acid Arrays or Systems in the Licensed Genetic Analysis Field. This agreement shall not apply as to the defense of any claim against GENOMIC or its Affiliates arising from any allegation of infringement of any of Affymetrix' Patent Rights. In the event that this Section 6.5 does not apply in the European Union and other foreign countries, and GENOMIC or its Affiliates challenge, oppose or participate in a challenge or opposition to one or more of Affymetrix' Patent Rights in the Issued Patents related to GENOMIC's or its Affiliates' use of Nucleic Acid Arrays or Systems in the Licensed Genetic Analysis Field in the said countries, Affymetrix will have the option to terminate the licenses granted to GENOMIC pursuant to Sections 2.1 and 2.5 and .upon sixty
         (60) days notice and to pursue any and all remedies available to Affymetrix after said termination.

6.6 This Agreement is, not assignable by GENOMIC by operation of law, merger, change of control or otherwise without the prior written consent of Affymetrix, including in the event of acquisition of the assets, control or stock of GENOMIC, provided however that GENOMIC may assign this Agreement one time only (for clarity, no subsequent or further assignment is permitted without the prior written consent of Affymetrix) without such consent either (i) to Perkin Elmer, Inc., or
         (ii) in connection with a merger, consolidation, or sale of stock or substantially all of its assets provided that the total market capitalization of each other party (for clarity, the total market cap of a party shall be equal to the total of the market cap of such party added to the market cap of each of its affiliates that are ***** or more owned, controlled by, controlling, or under common control with such party) to such transaction is less than ****** and further provided that no such party is involved in litigation with Affymetrix or its Affiliates and that no such party derives ***** of its revenue from the sale or transfer of ******. Affymetrix may assign this Agreement, without the prior written consent of GENOMIC, to any entity acquiring all or substantially all of Affymetrix' Nucleic Acid Array licensing business. No assignment of this






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         with the Commission. Confidential treatment has been requested for the omitted portion.

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         Agreement shall be valid until all obligations under this Agreement shall have been assumed in writing by the assignee.

6.7 The addresses of the parties hereto for all purposes of this Agreement shall be as follows:

          AFFYMETRIX:
          Affymetrix, Inc.
          Central Expressway
          Santa Clara, CA
          Attn: President

          GENOMIC:
          GENOMIC SOLUTIONS INC.
          Varsity Drive
          Ann Arbor, MI
          Attn: President

         All correspondence relating to this Agreement shall be deemed to have been duly communicated to the addressee upon the confirmed facsimile transmission or prepaid express mailing or hand delivery (including courier service) to the party entitled thereto at its above address or at such address as it may from time-to-time designate in writing to the other party.

6.8 In the event that any provision of this Agreement is held invalid or unenforceable for any reason, such unenforceability shall not affect the enforceability of the remaining provisions of this Agreement, and all provisions of this Agreement shall be construed so as to preserve the enforceability hereof.

6.9 The waiver by either Party of a breach or a default of any provision of this Agreement by the other Party shall not be construed as a waiver of any succeeding breach of the same or any provision, nor shall any delay or omission on the part of either Party to exercise or avail itself of any right, power or privilege that it has or may have hereunder operate as a waiver of any right, power or privilege by such Party.

6.10 This Agreement is made and shall be construed in accordance with the local laws of the State of California, U.S.A. without regard to the doctrine of conflict of laws.

6.11 This Agreement is executed by the parties with the understanding that it embodies the entire agreement between the parties pertaining to the subject matter of this Agreement and there are no representations, warranties or other commitment, written or oral, pertaining to the subject matter of this Agreement which are not embodied in this Agreement.

6.12 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have respectively caused this Agreement to be executed on the dates hereinafter indicated.

AFFYMETRIX, INC.


By:               /s/ Vern Norviel
   -------------------------------------------------

Title:   Sr. Vice President and General Counsel
      ----------------------------------------------

Date:             December 28, 2000
     -----------------------------------------------


GENOMIC SOLUTIONS, INC.



By:               /s/ Jeffrey S. Williams
   -------------------------------------------------

Title:   President and Chief Executive Officer
      ----------------------------------------------

Date:
     -----------------------------------------------














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